Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.42 PER SHARE; DECLARES THIRD QUARTER DIVIDEND OF $0.34 PER SHARE; 49 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., August 7, 2024 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2024 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
On a GAAP basis, net investment income for the quarter ended June 30, 2024 was $35.8 million, or $0.42 per share on a diluted basis, which exceeded the regular dividend of $0.34 per share paid on June 28, 2024. Excluding amortization of purchase discount recorded in connection with the Merger(1), adjusted net investment income(1) for the quarter ended June 30, 2024 was $32.1 million, or $0.38 per share on a diluted basis.
•
Net asset value per share was $10.20 at June 30, 2024 compared to $11.14 at March 31, 2024.
•
Net decrease in net assets from operations on a GAAP basis for the quarter ended June 30, 2024 was $51.3 million, or $0.60 per share, compared to a $5.1 million, or $0.08 per share, net increase in net assets from operations for the quarter ended March 31, 2024. Net decrease in net assets from operations for the six months ended June 30, 2024 was $46.2 million, or $0.63 per share.
•
Total acquisitions during the quarter ended June 30, 2024 were approximately $129.7 million and total investment dispositions were $185.0 million during the three months ended June 30, 2024.
•
As of June 30, 2024, debt investments on non-accrual status represented 4.9% of the portfolio at fair value and 10.5% at cost.
•
On May 30, 2024, the Company issued $325.0 million in aggregate principal amount of 6.95% notes due 2029 (the “2029 Notes”). Additionally, subsequent to quarter end on August 1, 2024, the Company amended the Operating Facility to extend the maturity date to August 1, 2029.
•
On August 7, 2024, our Board of Directors declared a third quarter dividend of $0.34 per share, payable on September 30, 2024 to stockholders of record as of the close of business on September 16, 2024.

“In the second quarter, we generated adjusted net investment income of 38 cents per share, resulting in adjusted annualized NII return on average equity of 14%, which is at the high end of historical levels, and strong dividend coverage of 112%. Our NAV declined, reflecting higher non-accruals in the quarter. We are proactively working with our borrowers, their lenders and sponsors to resolve credit issues as quickly as possible while also achieving the best outcomes for our investors. We have made good progress on these efforts and our overall portfolio remains healthy," said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO.

"Looking to the second half of 2024, our capital position remains strong, and our pipeline of investment prospects is compelling. Investment activity picked up during the quarter as we deployed $130 million of capital into new investments. With our expertise, experience, and resources of the BlackRock platform, we are confident that we will continue to deliver attractive long-term returns to our shareholders."

SELECTED FINANCIAL HIGHLIGHTS(1)

	Three Months Ended June 30,
	2024		2023
	Amount	Per Share	Amount	Per Share
Net investment income	$35,825,532	0.42	$27,604,479	0.48
Less: Purchase accounting discount amortization	3,694,506	0.04	—	—
Adjusted net investment income	$32,131,026	0.38	$27,604,479	0.48

Net realized and unrealized gain (loss)	$(87,102,049)	(1.02)	$(11,353,793)	(0.20)
Less: Realized gain (loss) due to the allocation of purchase discount	5,187,625	0.06	—	—
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(8,882,131)	(0.10)	—	—
Adjusted net realized and unrealized gain (loss)	$(83,407,543)	(0.98)	$(11,353,793)	(0.20)

Net increase (decrease) in net assets resulting from operations	$(51,276,517)	(0.60)	$16,250,686	0.28
Less: Purchase accounting discount amortization	3,694,506	0.04	—	—
Less: Realized gain (loss) due to the allocation of purchase discount	5,187,625	0.06	—	—
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(8,882,131)	(0.10)	—	—
Adjusted net increase (decrease) in assets resulting from operations	$(51,276,517)	(0.60)	$16,250,686	0.28

(1) On March 18, 2024, the Company completed its previously announced merger with BlackRock Capital Investment Corporation ("Merger"). The Merger has been accounted for as an asset acquisition of BlackRock Capital Investment Corporation ("BCIC") by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 ("ASC 805"), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company's common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•
“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;
•
“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and
•
“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2024, our consolidated investment portfolio consisted of debt and equity positions in 158 portfolio companies with a total fair value of approximately $2.0 billion, of which 91.1% was in senior secured debt. 81.3% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt, represented approximately 8.2% of the portfolio. 93.4% of our debt investments were floating rate, 97.1% of which had interest rate floors.

As of June 30, 2024, the weighted average annual effective yield of our debt portfolio was approximately 13.7%(1) and the weighted average annual effective yield of our total portfolio was approximately 12.4%, compared with 14.1% and 13.4%, respectively, as of March 31, 2024. Debt investments in ten portfolio companies were on non-accrual status as of June 30, 2024, representing 4.9% of the consolidated portfolio at fair value and 10.5% at cost.

During the three months ended June 30, 2024, we invested approximately $129.7 million, primarily in 10 investments, comprised of 5 new and 5 existing portfolio companies. Of these investments, $123.5 million, or 95.3% of total acquisitions, were in senior secured loans, and $6.2 million, or 4.7% of total acquisitions, were comprised primarily of equity investments. Additionally, we received approximately $185.0 million in proceeds from sales or repayments of investments during the three months ended June 30, 2024. New investments during the quarter had a weighted average effective yield of 12.6%. Investments we exited had a weighted average effective yield of 14.2%.

As of June 30, 2024, total assets were $2.2 billion, net assets were $873.1 million and net asset value per share was $10.20, as compared to $2.3 billion, $953.5 million, and $11.14 per share, respectively, as of March 31, 2024.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes non-accrual and non-income producing loans.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2024 was approximately $71.5 million, or $0.84 per share. Investment income for the three months ended June 30, 2024 included $0.07 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.03 per share from interest income paid in kind and $0.03 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2024 were approximately $35.7 million, or $0.42 per share, including interest and other debt expenses of $19.7 million, or $0.23 per share, and incentive compensation from net investment income of $6.8 million, or $0.08 per share. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 3.9% of average net assets.

Net investment income for the three months ended June 30, 2024 was approximately $35.8 million, or $0.42 per share. Net realized losses for the three months ended June 30, 2024 were $35.5 million, or $0.41 per share. Net realized losses for the three months ended June 30, 2024 was primarily comprised of $22.8 million and $12.8 million in losses from the restructuring of our investments in Thras.io and Hylan, respectively. Net unrealized losses for the three months ended June 30, 2024 were $51.6 million, or $0.60 per share. Net unrealized losses for the three months ended June 30, 2024 included a $31.2 million unrealized loss on our investment in SellerX, a $20.8 million unrealized loss on our investment in Pluralsight, a $11.3 million unrealized loss on our investment in Lithium, and a $4.0 million unrealized loss on our investment in Edmentum and other unrealized losses across the portfolio, partially offset by $18.9 million and $12.3 million reversals of previous unrealized losses from the restructuring of our investments in Thras.io and Hylan, respectively. Net decrease in net assets resulting from operations for the three months ended June 30, 2024 was $51.3 million, or $0.60 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2024, available liquidity was approximately $779.8 million, comprised of approximately $585.1 million in available capacity under our leverage program, $194.7 million in cash and cash equivalents.

The combined weighted-average interest rate on debt outstanding at June 30, 2024 was 5.00%.

Total debt outstanding at June 30, 2024, including debt assumed as a result of the Merger, was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	EURIBOR+2.00%	(2)	$7,923,529	$292,076,471	$300,000,000	(3)
Funding Facility II	2027	SOFR+2.05%	(4)	—	200,000,000	200,000,000	(5)
Merger Sub Facility(6)	2028	SOFR+2.00%	(7)	182,000,000	83,000,000	265,000,000	(8)
SBA Debentures	2024−2031	2.52%	(9)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.90%		249,908,671	—	249,908,671
2025 Notes ($92 million par)(6)	2025	Fixed/Variable	(10)	92,000,000	—	92,000,000
2026 Notes ($325 million par)	2026	2.85%		325,595,831	—	325,595,831
2029 Notes ($325 million par)	2029	6.95%		321,437,113	—	321,437,113
Total leverage				1,328,865,144	$585,076,471	$1,913,941,615
Unamortized issuance costs				(8,551,698)
Debt, net of unamortized issuance costs				$1,320,313,446

(1)
Except for the 2024 Notes, 2026 Notes and 2029 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
As of June 30, 2024, $8.0 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements and a SOFR credit adjustment of 0.15%.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Debt assumed by the Company as a result of the Merger with BCIC.
(7)
The applicable margin for SOFR-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness, and is also subject to a credit spread adjustment of 0.10%. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness.
(8)
Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.
(9)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.
(10)
The 2025 Notes consist of two tranches: $35.0 million aggregate principal amount with a fixed interest rate of 6.85% and $57.0 million aggregate principal amount bearing interest at a rate equal to SOFR plus 3.14%.

On February 27, 2024, the Board of Directors approved a new dividend reinvestment plan (the “DRIP”) for the Company. The DRIP was effective as of, and will apply to the reinvestment of cash distributions with a record date after March 18, 2024. Under the DRIP, shareholders will automatically receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock. Notwithstanding the foregoing, the former shareholders of BCIC that participated in the BCIC dividend reinvestment plan at the time of the Merger have been automatically enrolled in the Company’s DRIP and will have their shares reinvested in additional shares of the Company’s common stock on future distributions, unless they “opt out” of the DRIP. For the three months ended June 30, 2024, approximately $0.8 million of cash distributions were reinvested for electing Participants through purchase of shares in the open market in accordance with the terms of the DRIP.

On April 27, 2024, our Board of Directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended June 30, 2024, no shares were repurchased.

RECENT DEVELOPMENTS

On August 1, 2024 the Operating Facility was amended to (i) extend the expiration date of the Operating Facility and the maturity date with respect to loans made thereunder to August 1, 2028 and August 1, 2029, respectively, (ii) delete references to the 2022 Notes, (iii) remove certain borrowing base restrictions, (iv) lower the SOFR adjustment, (v) update the minimum amount of stockholder’s equity figure, (vi) update the “change in control” provisions to account for personnel changes and structuring variations and (vii) update certain mechanical/administrative provisions, including provisions for replacing CDOR and other reference rates.

On August 7, 2024, our Board of Directors declared a third quarter dividend of $0.34 per share payable on September 30, 2024 to stockholders of record as of the close of business on September 16, 2024.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, August 7, 2024 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 470-1428; international callers should dial (404) 975-4839. All participants should reference the access code 570726. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2024 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through Wednesday, August 14, 2024. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 586837.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,881,705,309 and $1,389,865,889, respectively)	$1,745,584,069	$1,317,691,543
Non-controlled, affiliated investments (cost of $58,094,344 and $63,188,613, respectively)	54,260,749	65,422,375
Controlled investments (cost of $212,223,240 and $198,335,511, respectively)	181,064,083	171,827,192
Total investments (cost of $2,152,022,893 and $1,651,390,013, respectively)	1,980,908,901	1,554,941,110

Cash and cash equivalents	194,669,436	112,241,946
Interest, dividends and fees receivable	33,557,117	25,650,684
Deferred debt issuance costs	5,481,033	3,671,727
Due from broker	1,076,306	—
Prepaid expenses and other assets	2,988,694	2,266,886
Total assets	2,218,681,487	1,698,772,353

Liabilities
Debt (net of deferred issuance costs of $8,551,698 and $3,355,221, respectively)	1,320,313,446	985,200,609
Interest and debt related payables	12,452,693	10,407,570
Incentive fees payable	6,815,672	5,347,711
Interest Rate Swap, at fair value	838,386	—
Reimbursements due to the Advisor	668,806	844,664
Management fees payable	—	5,690,105
Payable for investments purchased	—	960,000
Accrued expenses and other liabilities	4,487,560	2,720,148
Total liabilities	1,345,576,563	1,011,170,807

Net assets	$873,104,924	$687,601,546

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 85,591,134 and 57,767,264 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	$85,591	$57,767
Paid-in capital in excess of par	1,248,080,041	967,643,255
Distributable earnings (loss)	(375,060,708)	(280,099,476)
Total net assets	873,104,924	687,601,546
Total liabilities and net assets	$2,218,681,487	$1,698,772,353

Net assets per share	$10.20	$11.90

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$63,562,637	$46,264,863	$112,208,830	$91,418,011
Non-controlled, affiliated investments	384,684	47,703	732,319	93,238
Controlled investments	2,696,570	2,775,676	5,555,650	4,984,728
PIK interest income:
Non-controlled, non-affiliated investments	2,034,356	3,631,465	4,440,033	5,216,299
Non-controlled, affiliated investments	—	—	92,675	—
Controlled investments	353,752	310,993	703,721	310,993
Dividend income:
Non-controlled, non-affiliated investments	594,372	255,437	906,696	558,179
Non-controlled, affiliated investments	1,018,486	653,143	1,732,189	1,287,268
Controlled investments	878,075	—	878,075	—
Other income:
Non-controlled, non-affiliated investments	3,293	21,558	5,346	354,822
Non-controlled, affiliated investments	—	—	—	45,650
Total investment income	71,526,225	53,960,838	127,255,534	104,269,188

Operating expenses
Interest and other debt expenses	19,726,829	12,288,304	32,957,053	23,837,475
Incentive fees	6,815,672	5,855,495	12,696,050	11,245,191
Management fees	6,563,189	6,095,736	12,382,694	11,973,275
Professional fees	681,923	318,778	1,601,599	773,128
Administrative expenses	594,208	357,803	1,155,211	734,347
Director fees	197,500	208,819	414,219	559,819
Insurance expense	205,953	138,575	351,066	292,578
Custody fees	99,145	91,330	189,065	181,916
Other operating expenses	816,274	1,001,519	1,421,772	1,658,413
Total operating expenses	35,700,693	26,356,359	63,168,729	51,256,142

Net investment income before taxes	35,825,532	27,604,479	64,086,805	53,013,046

Excise tax expense	—	—	—	35,440
Net investment income	35,825,532	27,604,479	64,086,805	52,977,606

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(22,703,792)	(394,628)	(22,871,869)	(31,024,332)
Non-controlled, affiliated investments	(12,810,138)	—	(12,810,138)	—
Net realized gain (loss)	(35,513,930)	(394,628)	(35,682,007)	(31,024,332)

Net change in unrealized appreciation (1) (depreciation):
Non-controlled, non-affiliated investments	(57,619,007)	(10,882,711)	(63,771,066)	21,089,611
Non-controlled, affiliated investments	8,310,670	919,061	(6,067,358)	(1,208,066)
Controlled investments	(2,137,940)	(995,515)	(4,650,847)	(2,870,254)
Interest Rate Swap	(141,842)	—	(134,903)	—
Net change in unrealized appreciation (depreciation)	(51,588,119)	(10,959,165)	(74,624,174)	17,011,291

Net realized and unrealized gain (loss)	(87,102,049)	(11,353,793)	(110,306,181)	(14,013,041)

Net increase (decrease) in net assets resulting from operations	$(51,276,517)	$16,250,686	$(46,219,376)	$38,964,565

Basic and diluted earnings (loss) per share	$(0.60)	$0.28	$(0.63)	$0.67

Basic and diluted weighted average common shares outstanding	85,591,134	57,767,264	73,819,497	57,767,264

(1) Includes $21,347,357 change in unrealized appreciation from application of Merger accounting under ASC 805 for the six months ended June 30, 2024.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2023, and the company’s subsequent periodic filings with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (iv) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine), natural disasters or public health crises and epidemics; (v) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vi) conditions in TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (vii) other considerations that may be disclosed from time to time in TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Michaela Murray

(310) 566-1094

investor.relations@tcpcapital.com